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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                     AMERISOURCE DISTRIBUTION CORPORATION


          1.  Name.  The name of the corporation is AmeriSource Distribution
              ----
Corporation (the "Corporation").

          2.  Registered Office and Agent.  The address of its registered office
              ---------------------------
in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3.  Purpose.  The purposes for which the Corporation is formed are to
              -------
engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and other law of Delaware.

          4.  Authorized Capital.  The aggregate number of shares of stock which
              ------------------
the Corporation shall have authority to issue is 67,000,000 shares, divided into four (4) classes consisting of 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); 30,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); 30,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"); and 2,000,000 shares of Class C Common Stock, par value $.01 per share ("Class C Common Stock"). Class A Common Stock, Class B Common Stock and Class C Common Stock are collectively referred to herein as "Common Stock".

          The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

          (a)  PREFERRED STOCK

               (i)  Issue in Series.  Preferred Stock may be issued from time to
                    ---------------
time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.
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               (ii) Creation of Series. The Board of Directors will
have authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                    (A) The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                    (B) The dividend rate and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

                    (C) The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                    (D) Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                    (E) Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    (F) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (G) Whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

                    (H) Whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

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                    (I) Any other preferences, qualifications, privileges,
options and other relative, participating, optional or other special rights and limitations or restrictions of that series.

               (iii) Dividends. Holders of Preferred Stock shall be entitled
                     ---------
to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

               (iv) Preference on Liquidation. In the event of the voluntary or
                    -------------------------
involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph except to the extent specifically provided for herein.

               (v) Redemption. The Corporation, at the option of the Board of
                   ----------
Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

               (vi) Voting Rights. Except as otherwise required by law, as
                    -------------
otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to a notice of meeting of stockholders.

          (b) CLASS A, CLASS B AND CLASS C COMMON STOCK

               Except as otherwise provided herein, all shares of Class A Common Stock, Class B Common Stock and Class C Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

               (i) Certain Definitions. As used herein, the following terms will
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have the meanings set forth below:

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                    (A) "Accredited Investor" shall have the meaning set forth for such term in Rule 501 of Regulation D promulgated under the Securities Act, as such Regulation may be amended from time to time.

                    (B) "Brokers' Transactions" shall mean a sale of shares of Common Stock which are effected pursuant to a transaction by a broker in which such broker (i) does no more than execute the order or orders to sell the shares as agent for the person for whose account the shares are sold, and receives no more than the usual and customary broker's commission; and (ii) neither solicits nor arranges for the solicitation of customers' orders to buy the shares in anticipation of or in connection with the transaction; provided, that the foregoing shall not preclude (a) inquiries by the broker of other brokers or dealers who have indicated an interest in the shares within the preceding 60 days, (b) inquiries by the broker of his customers who have indicated an unsolicited bona fide interest in the shares within the preceding 10 business days; or (c) the publication by the broker of bid and ask quotations for the shares in an inter-dealer quotation system provided that such quotations are incident to the maintenance of a bona fide inter-dealer market for the shares for the broker's own account and that the broker has published bona fide bid and ask quotations for the shares in an inter-dealer quotation system on each of at least twelve days within the preceding thirty calendar days with no more than four business days in succession without such two-way quotations.

                    (C) "Convertible Securities" shall mean evidences of indebtedness, shares of stock, options, warrants or other securities which are convertible into or exchangeable or exercisable for, with or without payment of additional consideration of cash or property, shares of Common Stock.

                    (D) "Holdback Period" shall mean the period beginning on the day a registration statement filed under the Securities Act and relating to a Subsequent Public Offering is declared effective by the Securities and Exchange Commission (or its successor agency) and ending on the 90th day after the closing of the sale of shares pursuant to such Subsequent Public Offering.

                    (E) "Public Sale" shall mean a sale of shares of Common Stock which meets all of the following requirements: (i) the securities shall be sold in Brokers' Transactions or in transactions directly with a "market maker," as that term is defined in Section 3(a)(38) of the Securities

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Exchange Act of 1934, as amended; (ii) the person selling the shares shall not
(1) solicit or arrange for the solicitation of orders to buy the shares in anticipation of or in connection with such transactions or (2) make any payment in connection with the offer or sale of the shares to any person other than the broker who executed the order to sell the shares; and (iii) the terms of the sale of such shares to the purchaser thereof have not been privately negotiation.

                    (F) "Securities Act" shall mean the Securities Act of 1933, as amended.

                    (G) "Subsequent Public Offering" shall mean the closing of a sale in an underwritten offering, whether primary or secondary, of any shares of Common Stock or Convertible Securities, pursuant to an effective registration statement under the Securities Act (other than a Unit Offering, a registration statement on Forms S-8 or S-4 or any successor forms or any other registration statement relating to a special offering to employees or security holders), unless such Common Stock or Convertible Securities that are the subject of such registration statement are subject to restrictions substantially similar to the restrictions with respect to Class C Common Stock set forth herein.

                    (H) "Transfer" shall mean the transfer, sale, assignment, pledge, hypothecation or other disposition or encumbrance of shares of Common Stock.

                    (I) "Transfer Restriction Termination Date" means the 90th day after the closing of the first Subsequent Public Offering to occur after the completion of the public offering of Class C Common Stock contemplated by the Corporation's Registration Statement No. 33-27835 filed with the Securities and Exchange Commission under the Securities Act.

                    (J) "Unit Offering" shall mean a public offering of a combination of debt and equity securities of the Corporation and/or its subsidiaries in which not more than 10% of the gross proceeds received by the Corporation and its subsidiaries from the sale of such securities is attributable to such equity securities, provided that after giving effect to such offering, the Corporation does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

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               (ii)   Dividends.  Holders of Common Stock will be entitled to
                      ---------
receive such dividends as may be declared by the Board of Directors, provided
                                                                     --------
that if dividends are declared which are payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, dividends will be declared which are payable at the same rate on each other class of Common Stock and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock, the dividends payable in shares of Class B Common Stock, and the dividends payable in shares of Class C Common Stock will be payable to holders of Class C Common Stock.

               (iii)  Conversion.
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                      (A)  Class A Common Stock and Class B Common Stock.  Each
                           ---------------------------------------------
record holder of Class A Common Stock will be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock and each record holder of Class B Common Stock will be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that at the
                                               --------  -------
time of conversion of shares of Class B Common Stock into shares of Class A Common Stock such holder would be permitted, pursuant to applicable law, to hold the total number of shares of Class A Common Stock which he would hold after giving effect to such conversion.

                          Each conversion of shares of Class A Common Stock into
shares of Class B Common Stock, or shares of Class B Common Stock into shares of Class A Common Stock, as the case may be, will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby. Promptly after such surrender

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and the receipt by the Corporation of the written notice from the holder hereinbefore referred to, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the other class of Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of Certificates for the other class of Common Stock upon conversion will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion.

                    (B) Class C Common Stock. A share of Class C Common Stock
                        --------------------
will automatically be converted into a share of Class A Common Stock (i) immediately prior to its sale in a Subsequent Public Offering, or (ii) at such time as such share of Class C Common Stock has been sold in a Public Sale after a Subsequent Public Offering, and in compliance with the maximum quantity limitations as set forth in paragraph 4(b)(iv)(C) hereof, if such maximum quantity limitations remain in effect. On the date of such automatic conversion, all rights with respect to the Class C Common Stock so converted will terminate, except for the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for an equal number of shares of Class A Common Stock.

                           As soon as practical after the date of such automatic
conversion, the holder of shares of Class C Common Stock so converted shall surrender to the Corporation the certificate or certificates representing the shares so converted, and thereafter the Corporation shall cause to be issued and delivered to such holder a certificate for the number of shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof. All certificates evidencing shares of Class C Common Stock which are automatically converted into Class A Common Stock in accordance with the provisions hereof shall, from and after the dates such certificates are so converted, be deemed to have been retired and cancelled and the shares of Class C Common Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates to the Corporation. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Class C Common Stock accordingly. Upon such automatic conversion of a share of Class

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C Common Stock into a share of Class A Common Stock, such share will no longer be subject to any of the restrictions on transfer described herein.

          (iv) Restrictions on Transfer.
               ------------------------

               (A)  Restrictions Prior to Transfer Restriction Termination Date
                    -----------------------------------------------------------
and During Holdback Period.  Except as provided in paragraph 4(b)(iv)(B)
- - - --------------------------
hereof, prior to and on the Transfer Restriction Termination Date, and during any Holdback Period, a holder of shares of Class C Common Stock may not effect a Transfer of such shares, unless (1) the transferee is an Accredited Investor,
(2) the Transfer under consideration is a privately negotiated transaction and
(3) the number of shares of Class C Common Stock subject to the transfer is not less than 2,500 shares. The minimum number of shares set forth in the previous sentence shall be appropriately adjusted in the event of a stock split, reverse stock split, stock dividend or similar transaction by the Corporation.

               (B)  Certain Exceptions.  A Transfer of shares of Class C Common
                    ------------------
Stock may be effected without regard to the provisions of paragraph 4(b)(iv)(A) hereof under the following circumstances:

                    (1) If the holder of shares of Class C Common Stock is a natural person, pursuant to will or the laws of descent and distribution;

                    (2) If the holder of shares of Class C Common Stock is not a natural person, pursuant to a merger of such holder into, consolidation of such holder with, or sale of all or substantially all of the assets of such holder to, another entity;

                    (3) If the holder of shares of Class C Common Stock is not a natural person, pursuant to the liquidation or dissolution (voluntary or involuntary) or winding up of such holder; or

                    (4) In order to enable the holder to exchange or transfer shares of Class C Common Stock in connection with a merger of the Corporation into, or the consolidation of the Corporation with, a corporation (other than a subsidiary of the Corporation) where such other corporation survives the merger.


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          (C) Restrictions After Transfer Restriction Termination Date. Except
              --------------------------------------------------------
during a Holdback Period, after the Transfer Restriction Termination Date, a holder of shares of Class C Common Stock may transfer such shares free of any restrictions on transfer contained herein, provided that, for a period of 270 days after the Transfer Restriction Termination Date, the number of shares of Class C Common Stock sold publicly in brokers' transactions (within the meaning of Section 4(4) of the Securities Act) by such holder and its affiliates, together with the number of shares of Common Stock sold publicly in such brokers' transactions by such holder and its affiliates within the preceding three months, shall not exceed the greater of (i) one percent of the shares of Common Stock outstanding as shown by the most recent report or statement published by the Corporation, or (ii) the average weekly reported volume of trading in Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of such transfer. The calculation of the number of shares set forth in the preceding sentence shall be made as if a paragraph (e)(3)(i) through paragraph (e)(3)(v) of Rule 144 under the Securities Act (as in effect on September 14, 1989) were applicable.

          (D)  Effect of Restrictions;  Legends.
               --------------------------------

               (1) Any purported Transfer in violation of the terms set forth herein shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Corporation. Before the Corporation registers a Transfer of Class C Common Stock on its stock record books, it may require proof, satisfactory to the Corporation, that the Transfer complies with the restrictions on Transfer contained herein. The Corporation shall, in its sole discretion, be entitled to resolve any and all disputes relating to compliance with the restrictions on Transfer set forth herein, including, but not limited to, the conversion of shares of Class C Common Stock into shares of Class A Common Stock under paragraph 4(b)(iii)(B) hereof.

               (2) Certificates representing shares of Class C Common will bear a legend indicating that such shares are subject to the restrictions on transfer set forth herein.

        (v)  Transfers.  The Corporation will not close its books against the
             ---------
transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion


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

of shares of the other Class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

     (vi)  Subdivision and Combinations of Shares.  If the Corporation in any
           --------------------------------------
manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other classes of Common Stock will be proportionately subdivided or combined.

     (vii)  Reservation of Shares for Conversion.  So long as any shares of
            ------------------------------------
any class of Common Stock are outstanding, the Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock (or any shares of Class A Common Stock or Class B Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion.

     (viii)  Distribution of Assets.  In the event of the voluntary or
             ----------------------
involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock will be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

     (ix)  Voting Rights.  The holders of Class A Common Stock shall have the
           -------------
general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Class A Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise required by law, the holders of Class B Common Stock and Class C Common Stock shall have no voting rights.

     (x)  Merger, etc.  In connection with any merger, consolidation, or
          -----------
recapitalization in which holders of Class A Common Stock generally receive, or are given, the opportunity to receive, consideration for their shares (a) all holders of Class B Common Stock and Class C Common Stock shall be given the opportunity to receive the same form of consideration for their shares as is received by holders of Class A Common Stock and (b) holders of Class B Common Stock and Class C Common Stock shall be entitled to receive the same amount of consideration per share as received by holders of Class A Common Stock.


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     5.   Incorporator. The name and mailing address of the incorporator are as
          ------------
follows:

           Name                            Mailing Address
           ----                            ---------------

      Cathyann Bixby                    3400 Centre Square West
                                        1500 Market Street
                                        Philadelphia, PA 19102

     6.   Term. The corporation is to have perpetual existence.
          ----

     7.   Bylaws. The bylaws of the Corporation may be altered, amended or
          ------
repealed by the vote of a majority of all of the directors or by the vote of holders of a majority of the outstanding stock entitled to vote.

     8.   Election of Directors. Election of directors need not be by written
          ---------------------
ballot unless the bylaws of the Corporation shall so provide.

     9.   Right to Amend. The Corporation reserves the right to amend the
          --------------
provisions in this certificate and in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

     10.  Unanimous Written Consent Required. If any action is to be taken by
          ----------------------------------
stockholders without a meeting, such action must be authorized by unanimous written consent signed by all of the holders of outstanding voting stock.


     11.  Limitation on Liability. The directors of the Corporation shall be
          -----------------------
entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 10 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


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

                   IN WITNESS WHEREOF, the undersigned has executed the Certificate of Incorporation this 10th day of November, 1988.




                                     /s/Cathyann Bixby
                                     ----------------------------
                                     Cathyann Bixby, Incorporator



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